UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) June 30, 2005
                                                          --------------

                   Kirshner Entertainment & Technologies, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

       000-24977                                      65-1053546
--------------------------------------     ------------------------------------
(Commission File Number)                      (IRS Employer Identification No.)

No. 476 Hutai Branch Road, Baoshan District, Shanghai, China         200436
------------------------------------------------------------        ---------
(Address of Principal Executive Offices)                             (Zip Code)

                                 (86)21-56689332
              (Registrant's Telephone Number, Including Area Code)

           5200 N.W. 33rd Avenue, Suite 215, Ft. Lauderdale, FL 33309 (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [__]   Written communications pursuant to Rule 425 under the Securities
               Act (17 CFR 230.425)

       [__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

       [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [__] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIIES

         On June 30, 2005, the Company completed an approximate $300,000 financing consisting of 375,345 shares of its 6% Series A Preferred Stock, and common stock purchase warrants to purchase an additional 3,753,450 shares. Each share of 6% Series A Preferred Stock is convertible into 10 shares of common stock. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.10 per share, subject to adjustment. The net proceeds from the transaction will be used for general working capital purposes.

         To the extent that the investors continue to own the 6% Series A Preferred Stock, shares or warrants, the Company has agreed to issue the investors additional shares and/or warrants to protect against the Company's future issuance of common stock or securities convertible into common stock at less than the $.08 per share conversion price of the preferred stock and/or $.10 per share exercise price of the warrants, respectively. In addition, the Company also granted the holders piggy-back registration rights covering the shares of its common stock underlying the preferred stock and warrants.

         The shares and warrants were sold to a total of 12 investors, two of whom the Company had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and 10 who were "sophisticated" within the meaning of federal securities laws. Each investor was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions.

         The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations, including Regulation D thereunder, and Regulation S, as transactions by an issuer not involving a public offering. Each of the transactions exempt by Regulation S was an "offshore" transaction to a non-U.S. person, as that term is defined in Rule 902 of Regulation S.


ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

            4.1       Form of Warrant dated June 30, 2005.

           10.8       Form of Subscription Agreement dated June 30, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                    Kirshner Entertainment & Technologies, Inc.



                                     By:/s/ Xuelian Bian
                                        ---------------------------------------
                                          Xuelian Bian, Chief Executive Officer


DATED:  July 6, 2005